EXHIBIT 99.1

YOUNG BROADCASTING’S REQUEST TO TRANSFER TO NASDAQ CAPITAL MARKET APPROVED

                NEW YORK, NY — September 10, 2008 — Young Broadcasting, Inc. (NASDAQ:  YBTVA) today announced that it received approval from a NASDAQ Listing Qualifications Panel (the “Panel”) to transfer the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market. The transfer will be effective as of the opening of trading on September 10, 2008. The Company will continue to trade under the symbol “YBTVA.”

                The NASDAQ Capital Market is a continuous trading market that operates in the same manner as The NASDAQ Global Market. The NASDAQ Capital Market includes the securities of approximately 450 companies. All companies listed on The NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards.

                As previously reported, on June 3, 2008, the Company was notified by NASDAQ regarding the Company’s non-compliance with the minimum $15 million market value of publicly held shares requirement for continued listing on The NASDAQ Global Market.  As also previously reported, on August 14, 2008, the Company was notified by NASDAQ regarding the Company’s non-compliance with the minimum $1.00 per share bid price requirement.  The Company subsequently attended a hearing before the Panel at which it addressed these deficiencies.  At the Panel hearing, the Company also requested the transfer of its listing to The NASDAQ Capital Market and continued listing pursuant to exceptions to applicable continued listing requirements through November 28, 2008.

                The Panel thereafter granted the Company’s request to transfer its listing, provided that, by November 28, 2008, the Company evidence compliance with all applicable continued listing standards on The NASDAQ Capital Market.

About Young Broadcasting, Inc.

                Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc.  Five stations are affiliated with the ABC Television Network (WKRN-TV — Nashville, TN, WTEN-TV — Albany, NY, WRIC-TV — Richmond, VA, WATE-TV — Knoxville, TN, and WBAY-TV — Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV — Lansing, MI, KLFY-TV — Lafayette, LA and KELO-TV — Sioux Falls, SD), one is affiliated with the NBC Television Network (KWQC-TV — Davenport, IA) and one is affiliated with MyNetwork  (KRON-TV — San Francisco, CA). In addition, KELO-TV-Sioux Falls, SD is also the MyNetwork affiliate in that market through the use of its digital channel capacity.

                Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of

1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs and geopolitical factors. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements contained in this press release, except as otherwise required by applicable federal securities laws.

                Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer — 212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080